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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated February 16, 1996, accompanying the combined financial statements and schedule of Midcontinent Television of South Dakota (a wholly-owned subsidiary of Midcontinent Media, Inc.) and the Investment in Community Television Service, Inc. (a fifty percent investee of Midcontinent Media, Inc.) included in the Registration Statement of Young Broadcasting Inc. on Form S-3 (Registration No. 333-06241) which Registration Statement is incorporated by reference in the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933. We hereby consent to the use of the aforementioned reports in the Registration Statement on Form S-3 and to the use of our name as it appears under the caption "Experts," and to the incorporation by reference of our reports in the Registration Statement filed pursuant to Rule 462(b).

GRANT THORNTON LLP


        /s/ Grant Thornton LLP

Minneapolis, Minnesota
September 30, 1996